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                                                                    Exhibit 23.1


                          CONSENT OF INDEPENDENT ACCOUNTANTS


Board of Directors
The Toro Company:


We consent to the incorporation by reference in the registration statements of The Toro Company on Forms S-3 and S-8 (File Nos. 33-26268, 33-31586, 33-38308, 33-44668, 33-51563, 33-55550, 33-59563, 33-62743, 333-4521, and 333-20901) of
our report dated February 18, 1997, on our audit of the combined balance sheet of the James Hardie Irrigation Group as of March 31, 1996 and the related combined statements of operations and cash flows for the fiscal year ended March 31, 1996, which report appears elsewhere in this Form 8K/A.


Coopers & Lybrand L.L.P.


Los Angeles, California
February 18, 1997